                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                  FUNCO, INC.
                                       AT
                              $24.75 NET PER SHARE
                                       BY
                          B&N ACQUISITION CORPORATION,
                       A WHOLLY-OWNED INDIRECT SUBSIDIARY
                                       OF
                              BARNES & NOBLE, INC.

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
      CITY TIME, ON TUESDAY, JUNE 13, 2000, UNLESS THE OFFER IS EXTENDED.

                                  May 16, 2000

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated May 16, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal," which together with the Offer to Purchase and any amendments or supplements thereto, constitute the "Offer") in connection with the offer by B&N Acquisition Corporation, a Minnesota corporation ("Purchaser") and a wholly-owned indirect subsidiary of Barnes & Noble, Inc., a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $.01 per share (the "Shares"), of Funco, Inc., a Minnesota corporation (the "Company"), at a price of $24.75 per Share, net to the seller in cash, without interest thereon, upon the terms and conditions set forth in the Offer.

     WE (OR OUR NOMINEE) ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal. Your attention is directed to the following:

     1. The offer price is $24.75 per Share, net to you in cash, without any interest thereon, upon the terms and subject to the conditions of the Offer.

     2. The Offer expires at 12:00 midnight, New York City time, on Tuesday, June 13, 2000, unless the Offer is extended.

     3. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of May 4, 2000 (the "Merger Agreement"), by and among the Company, Parent and Purchaser, pursuant to which, on the same business day and promptly following the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly-owned indirect subsidiary of Parent. At the Effective Time (as defined in the Offer to Purchase) of the Merger, each outstanding Share (other than (i) Shares held of record by Parent or Purchaser or any other direct or indirect wholly-owned subsidiary of Parent and (ii) Shares held by shareholders of the Company, if any, who properly exercise, preserve and perfect dissenters' rights under the Minnesota Business Corporation Act (the "MBCA")) will be converted into the right to receive $24.75 per Share, or any higher price that may be paid per Share in the Offer, in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

     4. The Offer is made for all of the outstanding Shares.

     5. The Board of Directors of the Company and a special committee of such Board, formed in accordance with Section 302A.673 of the MBCA, have unanimously approved the Merger Agreement, the Offer and the Merger. The Board of Directors of the Company and its special committee have determined that the Offer and Merger are fair to and in the best interests of the Company and its shareholders and unanimously recommend that the shareholders of the Company accept the Offer and tender their Shares.

     6. Tendering shareholders will not be obligated to pay brokerage fees or commissions to The Bank of New York (the "Depositary") or MacKenzie Partners, Inc., as the Information Agent, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer), a number of Shares which, together with all Shares then owned, directly or indirectly, by Parent or Purchaser, would represent at least 51% of the total voting power of the outstanding securities of the Company entitled to vote in the election of directors or in a merger, calculated on a fully diluted basis, on the date of purchase and (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     8. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning to us the instruction form on the following page. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the following page.

     YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

     Payment for Shares purchased pursuant to the Offer will, in all cases, be made only after timely receipt by the Depositary of (a) certificates evidencing Shares or timely confirmation of the book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when certificates for, or confirmations of, book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility are actually received by the Depositary.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                  FUNCO, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 16, 2000, and the related Letter of Transmittal, in connection with the offer by B&N Acquisition Corporation to purchase all of the outstanding shares of common stock, par value $.01 per share (the "Shares"), of Funco, Inc.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number of Shares to be Tendered:                                                    SIGN HERE

                                          Shares(1)
-----------------------------------------                         -------------------------------------------
                                                                                   SIGNATURE

                                                                  -------------------------------------------
                                                                       PLEASE PRINT NAME AND ADDRESS HERE


                                                                  -------------------------------------------
                                                                                    SIGNATURE


                                                                  -------------------------------------------
                                                                        PLEASE PRINT NAME AND ADDRESS HERE
---------------------------------------------------
TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NO(S).


---------------------------------------------------
                     DATED:

   THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.





------------------
(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.